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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):                  April 5, 2007

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
   __________________________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
   __________________________________________________________________________
                 (State or Other Jurisdiction of Incorporation)

         0-23049                                        33-0896617
_____________________________                  ________________________________
(Commission File Number)                       (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
________________________________________________________________________________
(Address of Principal Executive Offices)                            (Zip Code)

                                 (949) 476-2212
   __________________________________________________________________________
              (Registrant's telephone number, including area code)

   ___________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM     1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM     2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM     3.02     UNREGISTERED SALES OF EQUITY SECURITIES

         On March 30, 2007, the Company entered into an Omnibus Amendment and Waiver (the "Amendment") with Laurus Master Fund, Ltd. ("Laurus") pursuant to which, among other things: (1) the Amended and Restated Secured Term Note dated November 17, 2005 (the "Nov. 2005 Note") issued to Laurus was amended and restated to increase its principal balance by $600,000 (Laurus) and to extend the maturity date of the Nov. 2005 Note until June 30, 2007; (2) the principal portions of the monthly payments due for March 2007 through June 2007 under the Secured Term Convertible Notes issued to Laurus on July 12, 2004 (the "July 2004 Note") and June 15, 2005 (the "June 2005 Note") were postponed until the maturity dates under the respective notes; (3) the deadline for the Company to file registration statements pursuant to the registration rights agreements dated July 12, 2004, June 15, 2005 and November 16, 2005 registering the shares issuable to Laurus upon conversion of the July 2004 Note and the June 2005 Note and the shares issuable upon exercise of outstanding options and warrants held by Laurus, and to secure the listing of its shares of Common Stock on the NASD OTC Bulletin Board, is extended to October 31, 2007; and (4) Laurus waived certain rights under the foregoing agreements and related agreements, including its right to receive liquidated damages under certain of the agreements described above. In exchange for Laurus agreeing to the foregoing, the Company issued Laurus additional options, expiring March 30, 2017, to purchase One Million (1,000,000) shares of the Company's common stock for One Cent ($0.01) per share (the "Options") pursuant to an Option Agreement. The Company will use the proceeds of the foregoing transaction for working capital and other purposes.

         The Company's additional obligations under the Nov. 2005 Notes are secured by a second priority security interest in all of the Company's assets in favor of Laurus, which is pari passu as between Laurus and another creditor of the Company, Midsummer Investment, Ltd. The Company's obligations are also guaranteed by its subsidiaries. Laurus' security interest is governed by the Security Agreement, Stock Pledge Agreement and Subsidiary Guaranty that the Company executed in connection with the sale of the July 2004 Note to Laurus.

         The Options and the amended Nov. 2005 Note were issued without registration pursuant to the exemption provided under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

         Forms of the Amendment and the Option Agreement are attached hereto as exhibits.



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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  EXHIBIT NO.       DESCRIPTION
     -----------       -----------
       10.1            Form of Omnibus Amendment and Waiver
       10.2            Form of Option


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              Island Pacific, Inc.


Date: April 5, 2007                           By: /S/ BARRY SCHECHTER
                                                  ------------------------------
                                                  Name: Barry Schechter
                                                  Title: Chief Executive Officer